SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2015

Tanaris Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-179886	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1st Street, #3, Cerros del Atlantico

Puerto Plata, Dominican Republic

Tel. 037-0022-0092

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

(Not Applicable)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

(1)

Termination of Stock Purchase Agreement dated February 6, 2015

On November 3, 2015, Tanaris Power Holdings, Inc. (the “Company”), a Nevada corporation f/k/a Recursos Montana, S.A., sent a letter to Tanaris Power Inc. (“TPI”), a Nevada corporation, terminating (the “Termination Letter”) that certain Stock Purchase Agreement (the “Agreement”) dated February 6, 2015 by and among the Company, TPI and The Blackhawk III Venture Trust, the sole shareholder of TPI. The Termination Letter was the direct result of a material breach of the terms of the Agreement by TPI.

Pursuant to the Agreement, TPI was required to provide audited financials and other financial info consistent with Section 5.02(g) therein. In pertinent part, Section 5.02(g) provides that “[t]he Company shall have completed, and Pubco shall have received from the Company, audited financial statements and pro forma financial statements as required to be filed by Pubco pursuant to the Exchange Act.” Despite this material obligation, TPI has not, to date, provided any financial information to the Company.

Section 6.01(f) provides that “[t]his Agreement may be terminated and abandoned at any time prior to the Closing Date…by Pubco, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement…” The Closing Date is defined in the Agreement in Section 1.03 as a date within three (3) business days of the date of satisfaction of the conditions set forth in Article V.  Since the condition precedent set forth in Section 5.02(g) has not yet been satisfied by TPI, the Closing Date has not yet been established.  As permitted by Section 6.01(f), the Company is exercising its rights to effectively terminate the Agreement due to TPI’s failure to provide the relevant financial information required by Section 5.02(g).

The effect of this termination is set forth in Section 6.02 which provides that, in the event of termination, “…this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pubco...”  In other words, Section 6.02 makes termination of the Agreement by the Company effective immediately, voids the Agreement and does not impose any liability or obligation whatsoever on the part of the Company.

The foregoing summary description of the terms of Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Agreement, this reference is made to such agreement, which was filed with the SEC on February 12, 2015 as Exhibit 2.1 to the Company’s Current Report on Form 8-K and is incorporated herein by this reference. Further, a copy of the Termination Letter is being filed herewith as part of this Current Report on Form 8-K as Exhibit 99.01.

(2)

Termination of Mineral Claim Purchase and Sale Agreement dated July 10, 2015

Effective November 3, 2015, the Company has also terminated that certain Mineral Claim Purchase and Sale Agreement (the “Mineral Purchase”) dated July 10, 2015 by and between the Company and Antoine Fournier (“AF”).  The Company never received title to the claims contemplated by the Mineral Purchase after having made the initial payment of $7,500 and therefore made no further payments thereunder.  This termination effectively voids the Mineral Purchase and relieves the Company of any obligation thereunder.

The foregoing summary description of the terms of Mineral Purchase may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Mineral Purchase, this reference is made to such agreement, which was filed with the SEC on July 21, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.  The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
2.01	Stock Purchase Agreement dated February 6, 2015	Form 8-K dated February 12, 2015.
10.01	Mineral Claim Purchase & Sale Agreement dated July 10, 2015	Form 8-K dated July 21, 2015.
99.01	Letter Termination Stock Purchase Agreement dated February 6, 2015	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tanaris Power Holdings, Inc.

Dated: November 4, 2015

/s/ Luis Asdruval Gonzalez Rodriguez

By: Luis Asdruval Gonzalez Rodriguez

Its: Chief Executive Officer